Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612-977-5172

Heide.Erickson@capella.edu

Media Contact:

Irene Silber

Capella Education Company

612-977-4132

Irene.Silber@capella.edu

Capella Education Company Reports Fourth Quarter

and Full Year 2009 Results

Annual Revenue Up 22.9 Percent; Enrollment Up 26.4 Percent;

Operating Income Up 59.4 Percent

MINNEAPOLIS, Feb. 16, 2010 - Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2009.

“We’re very pleased with fourth quarter results, our impressive full year 2009 performance in all areas, and our momentum as we enter 2010,” said Kevin Gilligan, chief executive officer of Capella Education Company. “Enrollment growth at all degree levels was strong, our new program launches were successful and we made meaningful process improvements while further enhancing our learners’ experience. We continued to make substantial investments in our future growth by strengthening our leadership in academic quality and transparency, expanding our program offerings and developing long-term business opportunities,” said Gilligan. “Capella has a strong foundation in place to continue to deliver long-term, sustainable growth in revenue and earnings and to help our learners achieve their academic and personal goals.”

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Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 2

For the fiscal year ended Dec. 31, 2009:

•

Revenues increased by 22.9 percent to $334.6 million, compared to $272.3 million for the same period in 2008. Total active enrollment increased by 26.4 percent from the end of 2008 to 33,982 learners. Average quarterly enrollment increased by 24.3 percent.

•	New enrollment grew 37.5 percent in 2009.

•	Operating income for 2009 was $63.9 million or 19.1 percent of revenue, compared to $40.1 million or 14.7 percent of revenue during 2008.

•	Net income was $42.7 million or $2.51 per weighted average number of diluted shares outstanding compared to $28.8 million or $1.66 per share for 2008.

For the three months ended Dec. 31, 2009:

•	Revenues increased 24.8 percent to $94.5 million, compared to $75.8 million in the fourth quarter of 2008.

•

Operating income increased by 39.9 percent to $22.9 million, compared to $16.4 million for the same period in 2008. Operating margin was 24.3 percent, compared to 21.6 percent for the fourth quarter 2008.

•	Net income for the fourth quarter of 2009 was $15.0 million, compared to $11.2 million for the same period in 2008, an increase of 34.4 percent.

•	Diluted net income per share was $0.88, compared to $0.66 for the same period in 2008.

Balance Sheet and Cash Flow

As of Dec. 31, 2009, the Company had cash, cash equivalents, and marketable securities of $172.1 million, compared to $123.6 million at year-end 2008. The Company had no debt in 2009 or 2008.

Cash flow from operations for 2009 was $69.1 million compared to $44.8 million in 2008, an increase of 54.0 percent.

Outlook for Full Year and First Quarter 2010

For fiscal year 2010, we expect average quarterly enrollment to increase by 25 to 27 percent and revenue to grow by 24.5 to 26.5 percent year-over-year. Operating income for 2010 is expected to grow by 35 to 45 percent year-over-year, which would translate to operating margins of 21 to 22 percent.

For the first quarter ending March 31, 2010, enrollment is expected to grow by 30 to 32 percent and revenue by 28 to 30 percent compared to first quarter 2009. The operating margin is anticipated to be approximately 20 to 21 percent of total revenue for the first quarter of 2010.

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Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 3

“Capella’s excellent fourth quarter and full year results for 2009 showcase the benefits of our strategy to stay focused on learners, educational quality and excellence in operations,” said Lois Martin, senior vice president and chief financial officer. “The demand fundamentals for our business are very strong and we see continued opportunities to improve our operational performance.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies, including as a result of current U.S. Department of Education rulemaking; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; our ability to realize expected efficiency improvements from our ERP system and our use of business technology to accurately store, process and report relevant data; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

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Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 4

Conference Call

Capella will discuss its fourth quarter 2009 results and first quarter and full year 2010 outlook during a conference call scheduled today, Feb. 16, 2010, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial (866) 385-4179 (domestic) or (706) 679-1492 (international) at 8:50 a.m. (ET), conference ID 49965858. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on Feb.16, 2010 through Feb. 23, 2010, at (800) 642-1687 (domestic) or (706) 645-9291(international), conference ID 49965858. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor’s degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 39 graduate and undergraduate degree programs with 129 specializations and more than 1250 courses. Nearly 34,000 learners were enrolled as of Dec. 31, 2009. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

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Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 5

CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

	As of December 31,
	2009	2008
	(In thousands, except par value)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102,405	$31,225
Marketable securities	69,670	92,372
Accounts receivable, net of allowance of $2,362 in 2009 and $1,419 in 2008	12,691	11,949
Prepaid expenses and other current assets	6,564	5,184
Deferred income taxes	2,186	3,477

Total current assets	193,516	144,207
Property and equipment, net	37,984	35,349

Total assets	$231,500	$179,556

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,027	$2,227
Accrued liabilities	24,328	18,926
Income taxes payable	61	150
Deferred revenue	7,876	9,495

Total current liabilities	37,292	30,798
Deferred rent	2,952	1,321
Other liabilities	434	531
Deferred income taxes	6,556	6,069

Total liabilities	47,234	38,719
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares—100,000
Issued and outstanding shares—16,763 in 2009 and 16,666 in 2008	168	166
Additional paid-in capital	151,445	151,445
Accumulated other comprehensive income	1,333	575
Retained earnings (accumulated deficit)	31,320	(11,349)

Total shareholders’ equity	184,266	140,837

Total liabilities and shareholders’ equity	$231,500	$179,556

Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 6

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
	(Unaudited)		(Unaudited)
Revenues	$94,543	$75,756	$334,643	$272,295
Costs and expenses:
Instructional costs and services	35,835	30,919	135,286	120,347
Marketing and promotional	26,300	20,939	99,632	82,733
General and administrative	9,472	7,508	35,803	29,113

Total costs and expenses	71,607	59,366	270,721	232,193

Operating income	22,936	16,390	63,922	40,102
Other income, net	467	825	2,384	4,061

Income before income taxes	23,403	17,215	66,306	44,163
Income tax expense	8,393	6,049	23,637	15,375

Net income	$15,010	$11,166	$42,669	$28,788

Net income per common share:
Basic	$0.90	$0.67	$2.55	$1.71

Diluted	$0.88	$0.66	$2.51	$1.66

Weighted average number of common shares outstanding:
Basic	16,730	16,653	16,713	16,835

Diluted	17,006	17,010	17,030	17,322

Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 7

CAPELLA EDUCATION COMPANY

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2008
	(In thousands)
	(Unaudited)
Operating activities
Net income	$42,669	$28,788
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	6,972	5,225
Depreciation and amortization	14,585	12,292
Amortization of investment discount/premium	1,593	1,807
Gain realized on sale of marketable securities	—	(225)
Stock-based compensation	3,652	4,298
Excess tax benefits from stock-based compensation	(3,463)	(2,506)
Deferred income taxes	1,315	(1,226)
Changes in operating assets and liabilities:
Accounts receivable	(7,714)	(9,617)
Prepaid expenses and other current assets	(1,380)	1,214
Accounts payable and accrued liabilities	7,376	(7,575)
Income tax payable	3,434	9,188
Deferred rent	1,631	154
Deferred revenue	(1,619)	3,019

Net cash provided by operating activities	69,051	44,836
Investing activities
Capital expenditures	(16,436)	(14,375)
Purchases of marketable securities	(1,030)	(74,707)
Sales and maturities of marketable securities	23,360	64,506

Net cash provided by (used in) investing activities	5,894	(24,576)
Financing activities
Excess tax benefits from stock-based compensation	3,463	2,506
Net proceeds from exercise of stock options	7,501	6,156
Repurchase of common stock	(14,729)	(58,297)

Net cash used in financing activities	(3,765)	(49,635)

Net increase/(decrease) in cash and cash equivalents	71,180	(29,375)
Cash and cash equivalents at beginning of year	31,225	60,600

Cash and cash equivalents at end of year	$102,405	$31,225

Supplemental disclosures of cash flow information
Income taxes paid	$18,980	$7,455

Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$1,135	$351

Capella Education Company Reports Fourth Quarter and Full Year 2009 Results, page 8

CAPELLA EDUCATION COMPANY

Other Information

Enrollment by Degree(a):	December 31,		% Change
	2009	2008
PhD/Doctoral	11,051	9,723	13.7%
Master’s	16,331	12,388	31.8%
Bachelor’s	6,411	4,635	38.3%
Other	189	137	38.0%

Total	33,982	26,883	26.4%

(a)	Enrollment as of December 31, 2009 and 2008 is the enrollment as of the last day of classes for the quarter ended December 31, 2009 and 2008, respectively.